UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒     Preliminary Proxy Statement.

☐     Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐     Definitive Proxy Statement.

☐     Definitive Additional Materials.

☐     Soliciting Material Pursuant to §240.14a-12.

Interstate Land Investors II Limited Partnership

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐     No fee required.

☒     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$2,080,000 (purchase price (or total value of other property) to be received by registrant in connection with the proposed sale of substantially all of registrant’s assets).

4)	Proposed maximum aggregate value of transaction:

$2,080,000

5)	Total fee paid:

$416.00

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
SUMMARY
PROXY STATEMENT
INFORMATION CONCERNING THE SOLICITATION
THE PARTNERSHIP
DESCRIPTION OF THE TRANSACTION
FINANCIAL EFFECT OF THE TRANSACTION; TAX CONSEQUENCES
RELATED PARTY INTERESTS; ALLOCATION OF NET PROFITS AND NET LOSSES
SELECTED FINANCIAL DATA
OTHER BUSINESS
PROPOSALS OF LIMITED PARTNERS
APPENDIX A
APPENDIX B

INTERSTATE LAND
INVESTORS II LIMITED PARTNERSHIP,
A NORTH CAROLINA LIMITED PARTNERSHIP

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

     A special meeting of the limited partners of Interstate Land Investors II Limited Partnership, a North Carolina limited partnership (the “Partnership”), will be held at the offices of Parker, Poe, Adams & Bernstein, L.L.P., 401 South Tryon Street, Suite 3000, Charlotte, North Carolina 28202 on June ___, 2005, at 10:00 a.m. Eastern Time, for the following purpose, as further described in the accompanying Proxy Statement:

     ISC Realty Corporation (“ISCR”), the general partner of the Partnership (the “General Partner”), on behalf of the Partnership, hereby solicits from the limited partners of the Partnership (the “Limited Partners”) approval for the Partnership to sell all of the remaining assets of the Partnership, which currently consist of approximately 48 acres of unimproved commercial real property located in Fort Mill, York County, South Carolina (the “Property”).

     Pursuant to an Offer to Purchase and Contract dated February 10, 2005 (the “Purchase Agreement”), between the Partnership, as seller, and Merrifield Partners, LLC and Patrick Family, LLC, as purchasers (collectively, the “Purchaser”), the Partnership agreed to sell the Property to the Purchaser, and the Purchaser agreed to buy the Property from the Partnership, for a purchase price (the “Purchase Price”) of $2,080,000, and subject to certain closing and other conditions. Upon execution of the Purchase Agreement, the Purchaser paid to the Partnership an initial earnest money deposit in the amount of $20,000. On May 11, 2005 (the expiration of the period allotted for physical inspection of the Property under the terms of the Purchase Agreement), the Purchaser paid to the Partnership an additional, non-refundable earnest money payment in the amount of $50,000. Both earnest money deposits will be credited to the final balance of the Purchase Price to be paid at closing, which will be $2,010,000. The closing is subject to other terms and conditions customary for this type of transaction.

     Because the Property comprises substantially all of the assets of the Partnership, sale of the Property will require the approval of the holders of a majority of the Class A limited partnership interests of the Partnership and will result in the automatic dissolution of the Partnership in accordance with the terms and conditions of the Agreement of Limited Partnership for the Partnership dated as of July 27, 1989, as amended by that certain Amendment to Agreement of Limited Partnership dated July 31, 1990 (collectively, the “Partnership Agreement”).

     The General Partner recommends approval by the Limited Partners of the sale of the Property.

     The Limited Partners of record at the close of business on March 31, 2005 are entitled to notice of the meeting and to submit proxies. The accompanying proxy statement and form of proxy are first being sent to the Limited Partners on or about June ___, 2005.

     YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR VOTE WILL BE CONSIDERED, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. FAILURE TO RETURN A PROXY WILL BE A VOTE AGAINST THE TRANSACTION.

     Upon consummation of the proposed sale of the Property, the General Partner anticipates the following tax consequences and cash distributions for each $1,000.00 Class A limited partnership interest owned:

Estimated Cash Distribution (1)	$195.00
Estimated Ordinary Loss from Operations (1)	$40.00
Estimated Capital Loss from Sale and Partnership Dissolution (1)	$110.00

     (1) The foregoing tax consequences and cash distribution amounts are estimates only and apply for each $1,000.00 Class A limited partnership interest owned. The estimated capital loss is primarily comprised of the capital loss (“Capital Loss”) most investors should realize from the write off of any remaining tax basis in their Class A limited partnership interest related to syndication expenses incurred by the Partnership at its inception which are not reported as a loss on the Partnership’s tax return. This estimated Capital Loss assumes the Class A limited partnership interest has been held by the limited partner since the Partnership’s inception and ignores the implications of any transfers or transactions related to the Class A limited partnership interest that may impact the limited partner’s tax basis. Limited Partners are strongly encouraged to consult with their own tax advisors as to the income tax implications of the proposed sale of the Property and resulting liquidation of the Partnership. These estimates are subject to change and may not be the actual figures that will appear on each Limited Partner’s Schedule K-1. See “Financial Effect of the Transaction; Tax Consequences”, “Selected Financial Data” and “Schedule of Cumulative Investor Benefits” in the accompanying proxy statement.

May ___, 2005	By the General Partner ISC Realty Corporation
By:
J. Christopher Boone, President

INTERSTATE LAND
INVESTORS II LIMITED PARTNERSHIP,
A NORTH CAROLINA LIMITED PARTNERSHIP

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SUMMARY
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     •     This summary highlights selected information from this proxy statement (“Proxy Statement”) and may not contain all of the information that is important to you. To better understand the transaction being proposed, you should carefully read this entire Proxy Statement, including the appendices attached hereto, of which the Purchase Agreement is Appendix A. The Purchase Agreement constitutes the legal document that governs the Transaction.

     •     The Special Meeting of Limited Partners of Interstate Land Investors II Limited Partnership, a North Carolina Limited Partnership (the “Partnership”), will be held on ___, June ___, 2005 at the offices of Parker, Poe, Adams & Bernstein, L.L.P., 401 South Tryon Street, Suite 3000, Charlotte, North Carolina 28202 commencing at 10:00 a.m. Eastern Time (the “Meeting”).

     •     The only proposal to vote on at the Meeting will be approval of the sale by the Partnership of 48 acres of unimproved real property located in Fort Mill, York County, South Carolina (the “Property”), which is the sole remaining asset of the Partnership (the “Transaction”). Because sale of the Property comprises substantially all of the assets of the Partnership, the Partnership seeks the affirmative vote of the holders of the majority of the Class A limited partnership interests of the Partnership (the “Majority Partnership Interests”), which is required to approve the Transaction. See “The Partnership” and “Information Concerning the Solicitation — Recommendation of the General Partner.”

     •     The Partnership will sell the Property to Merrifield Partners, LLC and Patrick Family, LLC, both North Carolina limited liability companies (collectively, the “Purchaser”), pursuant to an Offer to Purchase and Contract dated February 10, 2005 (the “Purchase Agreement”). See “Description of the Transaction — General Terms of the Transaction.”

     •     Pursuant to the Purchase Agreement, the Partnership will convey the Property to the Purchaser in exchange for the Purchaser’s payment of $2,080,000 (the “Purchase Price”), as outlined in more detail below in “Description of the Transaction.” The Partnership will not receive any other consideration or proceeds from the Transaction. The Purchase Agreement also contains other terms and conditions customary for this type of transaction. See “Description of the Transaction.”

     •     The limited partners of the Partnership (the “Limited Partners”) will be able to cast one vote for each unit of Class A limited partnership interest (“Unit”) owned. Returning the accompanying proxy (“Proxy”) without indicating a choice will be deemed by ISC Realty Corporation (“ISCR”), the general partner of the Partnership (the “General Partner”), as a vote FOR the Transaction.

     •     Your vote is important, regardless of the number of Units you own. You should complete, date and sign the Proxy and return it to the General Partner to assure that your vote is considered. Failure to return a Proxy will have the effect of a vote against the proposal. See “Information Concerning the Solicitation — Voting.”

     •     Neither the North Carolina Revised Uniform Limited Partnership Act nor the Partnership Agreement provide for dissenters’ or appraisal rights.

     •     The Agreement of Limited Partnership of the Partnership dated as of July 27, 1989, as amended by that certain Amendment to Agreement of Limited Partnership dated July 31, 1990 (collectively, the “Partnership Agreement”) provides that, upon the completion of a sale of substantially all of the assets of the Partnership, the Partnership will be dissolved automatically. Therefore, a vote in favor of the Transaction is, in effect, a vote to dissolve the Partnership. See “Financial Effect of the Transaction; Tax and Accounting Consequences.”

     •     The Partnership expects to incur a small amount of capital loss from the Transaction for U.S. federal income tax purposes. In addition to their allocable share of the Partnership’s anticipated loss from the sale of the Property, the Partners may recognize losses upon the liquidation of the Partnership after the Transaction is consummated. See “Financial Effect of the Transaction; Tax and Accounting Consequences.”

     •     Only Unit holders of record at the close of business on March 31, 2005 are entitled to receive notice of and to vote at the Meeting. See “Information Concerning the Solicitation-Voting.”

     •     If any Units are held in street name, your broker will vote your Units only if you provide written instructions on how to vote. See “Information Concerning the Solicitation-Quorum; Adjournment; Abstention and Broker Non-Votes.”

     •     To change your vote and revoke your Proxy, you may take any of the following affirmative actions:

•	Give notice of your changed vote in writing mailed to the General Partner at the address that appears in this Proxy Statement;

•	Execute and deliver to the General Partner a subsequently dated Proxy; or

•	Attend the Meeting and give oral notice to the General Partner of your intention to vote in person.

You should be aware that simply attending the Meeting (without taking any one of the foregoing affirmative actions) will not in and of itself constitute a revocation of your Proxy. See “Information Concerning the Solicitation-Voting.”

     •     The General Partner believes that the Transaction is in the best interests of the Partnership and the Limited Partners, and recommends that the Limited Partners vote to approve the Transaction. See “Information Concerning the Solicitation-Recommendation of the General Partner.”

     •     Please read this Proxy Statement carefully. Then you should, as soon as possible, submit your Proxy by signing, executing and returning the enclosed Proxy. Your Units represented by Proxy will be voted in accordance with the instructions you specify on the Proxy. If you submit a Proxy without specifying how the Units should be voted, your Units will be voted FOR the approval of the Transaction.

     •     If you have questions about the proposed Transaction, you may call J. Christopher Boone, President of the General Partner, at (704) 383-7918.

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PROXY STATEMENT
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     Statements in this Proxy Statement that reflect projections or expectations of future financial or economic performance, and statements of plans and objectives for future operations, or relating to the Purchase Agreement, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects”, “anticipates”, “approximates”, “believes”, “estimates”, “hopes”, “intends”, and “plans”, and variations of such words and similar expressions are intended to identify such forward-looking statements. No assurance can be given that actual results or events will not differ materially from those projected, estimated, assumed or anticipated in any such forward-looking statement. Important factors that could result in such differences, in addition to other factors noted with such forward-looking statements, include general economic conditions, local real estate conditions and weather conditions.

     Capitalized terms not otherwise defined in this Proxy Statement shall have the meanings given them in the Partnership Agreement.

INFORMATION CONCERNING THE SOLICITATION

General

     The General Partner, on behalf of the Partnership, is soliciting proxies for the Special Meeting of Limited Partners to be held on ___, June ___, 2005 at 10:00 a.m. Eastern Time, at the offices of Parker, Poe, Adams & Bernstein, L.L.P., 401 South Tryon Street, Suite 3000, Charlotte, North Carolina 28202. These proxy materials were mailed to the Limited Partners on or about June ___, 2005.

     The cost of this solicitation will be borne by the Partnership, but reimbursed by the Purchaser. Certain employees of the General Partner (or its designated counsel) may solicit consents personally or by telephone, facsimile, or electronically, without additional compensation.

Voting

     Approval of the proposal set forth in the accompanying Notice of Special Meeting of Limited Partners and described herein requires the affirmative vote of the Majority Partnership Interests. Limited Partners will be able to cast one vote for each Unit owned. Returning the Proxy without indicating a choice will be deemed by the General Partner as a vote FOR the Transaction. Failure to return a Proxy will have the effect of a vote against the proposal.

     Any Limited Partner who executes and delivers a Proxy has the right to revoke it at any time before the authority conferred therein is exercised by the Partnership by delivering to the General Partner a written instrument revoking such Proxy, executing and delivering to the General Partner a subsequently dated Proxy, or attending the Meeting and giving oral notice to the General Partner of the intention to vote in person.

     Limited Partners of record at the close of business on March 31, 2005 (the “Record Date”) are entitled to notice of the Meeting and to submit Proxies. On the Record Date, there were 7,650.003 outstanding Units held by 776 active investors in the Partnership. These investors (as a class) would be entitled to 7,650 votes. No single investor owned or controlled more than 5% of the Units as of the Record Date.

     The principal executive offices of both the Partnership and General Partner are located at 1329 East Morehead Street, Suite 201, Charlotte, North Carolina 28204. The telephone number is (704) 383-7918.

Quorums; Adjournments; Abstentions and Broker Non-Votes

     The presence, in person or by proxy of a majority of the Class A limited partnership interests in the Partnership shall constitute a quorum.

     If a quorum is not present, holders of a majority of the Class A limited partnership interests present in person or by proxy may adjourn the meeting from time to time without further notice until a quorum shall be obtained. The persons named as proxies will vote in favor of any such adjournment to the extent they hold Proxies voting in favor of the proposal submitted to a vote at the Meeting and if they determine that such adjournment and additional solicitation are reasonable and in the interest of the Limited Partners.

     Abstentions and “broker non-votes” will not be counted as cast for or against the proposal, but will be counted for purposes of determining whether a quorum is present.

Effect of Approval

     If the proposal is approved by the Majority Partnership Interests and all conditions in connection with the closing of the Transaction are satisfied, the following actions will occur:

          (1) The Partnership will transfer ownership of the Property to the Purchaser in exchange for the Purchaser paying the Purchase Price;

          (2) The Partnership will wind up its affairs by collecting all accounts receivable due the Partnership and paying all liabilities of the Partnership;

          (3) The Partnership will distribute all remaining assets, if any, in complete liquidation of the Partnership and will notify each Limited Partner of the final calculation of his or her allocated gain/loss; and

          (4) The Partnership will file a Certificate of Cancellation with the Secretary of State of North Carolina.

Recommendation of the General Partner

     The General Partner believes that the consummation of the proposed Transaction, followed by the complete liquidation of the Partnership, is in the best interests of the Partnership. Accordingly, the General Partner recommends that the Limited Partners vote FOR the approval of the Transaction for the following reasons:

          (1) The Property does not generate any revenue. As such, the Partnership is currently experiencing negative cash flow, and it is anticipated that this situation will continue over time. Since the Partnership was formed in 1989, it has incurred a variety of continuing expenses, including, among others, property taxes, operation, and maintenance costs to preserve the Property for future sale. However, with the exception of a sale in May 2001 of 97 acres of real property previously owned by the Partnership, the Partnership has had no viable source of working capital to fund ongoing costs and expenses relating to the operation of the Partnership and ownership and maintenance of the Property other than a line of credit in the amount of $200,000 established by the General Partner (the “Line of Credit”). The purpose of the Line of Credit is to advance funds to the Partnership to cover operating expenses of the Partnership. The General Partner made several advances to the Partnership from the Line of Credit during the calendar year ended December 31, 2004. Prior advances made to the partnership totaling $64,307 were repaid in August 2004 from cash on hand. As of December 31, 2004, advances payable to the General Partner under the Line of Credit totaled $53,489. The Partnership will continue to incur costs and expenses relating to ownership and maintenance of the Property with no sources of working capital

(other than the Line of Credit) to pay for the increase in such costs and expenses over time. The Partnership is currently experiencing cash deficits of approximately $8,000 per month.

          (2) If the Transaction is approved, sale of the Property will enable the Partnership to dispose of the Property and avoid incurring additional borrowings to fund the ongoing operation and ownership costs related to the Partnership and the Property, thereby preserving for distribution to the Partners any cash proceeds that the Partnership may realize from the sale of the Property;

          (3) The General Partner believes that there is a high probability that the Purchaser will be able to consummate the Transaction under the terms set forth in the Purchase Agreement. The Purchaser is very familiar with the Property and the development challenges that exist as a result of the physical features of the Property. The Purchaser has also operated in the Charlotte/Mecklenburg real estate market for over 20 years and has significant experience with similar commercial real property of this nature.

          (4) The Property has been marketed for sale for the past 10 years without success. Several contracts have been entered into to sell the Property but have not closed for various reasons. Although the Partnership has received numerous offers to purchase certain portions of the Property ranging from 1 to 17 acres over the past 10 years, these prior offers did not involve offers to acquire the entire Property. The General Partner believes that selling the most desirable portions of the Property (i.e., Tract 1A) and leaving the Partnership owning the less desirable portions of the Property (i.e., Tract 1D), would not be in the best interest of the Partnership because it is likely to result in lower net cash proceeds being distributed to the Partners. This is because the Partnership would be required to retain a large portion of the net proceeds from such sale as operating reserves to fund future expenses of the Partnership for purposes of marketing the remaining unsold (and less desirable) portions of the Property. In addition, it is likely the remaining portions of the Property would need to be discounted to facilitate a quicker sale in order to avoid incurring these additional costs, which the General Partner estimates to be approximately $100,000 annually. The General Partner has not obtained a recent appraisal on the Property and is basing its recommendation to sell the Property solely on the history of the Property and the lack of meaningful offers from potential purchasers in spite of the lengthy period of time that the Property has been exposed to the commercial real estate market. It is possible that an appraisal of the Property may reflect a higher fair market value for the Property than the Transaction price.

          The General Partner believes that the terms, consideration and conditions of the Purchase Agreement are fair based on the information outlined above and in light of the long history of unsuccessful prior attempts to sell the Property. Therefore, the General Partner recommends that the Limited Partners approve the sale of the Property to the Purchaser.

THE PARTNERSHIP

     The Partnership is a North Carolina limited partnership, which was organized in 1989 for the purpose of acquiring, owning, leasing and operating real property and any improvements located thereon. The Partnership’s principal investment objectives are to (1) preserve and protect capital invested in the Partnership, (2) provide a relatively low-risk real estate investment through debt-free ownership of the Property, (3) provide long-term appreciation in the value of the Property, and (4) provide protection for investors against inflation. The General Partner is a North Carolina corporation with its principal office in Charlotte, North Carolina. Effective August 13, 2004, the General Partner was sold to Vineyard Capital Advisors, LLC, which is a wholly-owned limited-liability company owned by J. Christopher Boone, who is also the President of the General Partner.

     In 1989, the Partnership sold 5,406 limited partnership units at a purchase price of $1,000 per Unit, for aggregate gross proceeds (less discounts on the purchase of certain Units) of $5,402,640. Of this amount, $668,458 was applied to sales commission and organization and offering expenses. The balance of the proceeds, or $4,734,182, was used to purchase two of the component tracts of the Property and to provide working capital. In November 1990, the Partnership de-registered some 1,938 remaining, unsold Units and was effectively closed to new investors.

     In May 2001, the Partnership sold to Greenfield Development Company, LLC (“Greenfield”) 97 acres of the original 145 acres that comprised the property then held by the Partnership for $45,000 per acre, subject to adjustments for wetlands acreage. The actual proceeds from the sale totaled $4,353,360.

     Following the sale of the 97 acres of land described above, the Partnership’s sole, remaining asset consists of the Property, which comprises the remaining approximately 48 acres of land. The Property is currently subdivided into two separate non-contiguous parcels of unimproved land: Tract 1A, which comprises approximately 17.0 acres, and Tract 1D, which comprises approximately 31.23 acres. Tracts 1 A and 1D were acquired by the Partnership on November 30, 1990 for $1,908,605, which included the purchase price of $1,906,517, plus closing costs of $2,088. The Property is located approximately 12 miles south of the Central Business District of Charlotte, North Carolina and directly fronts Interstate 77 and Gold Hill Road in Fort Mill, South Carolina, approximately 8 miles north of Rock Hill, South Carolina. Although the Property is located in northeastern York County, South Carolina, the Property is considered a part of the Charlotte Metropolitan Service Area (MSA). Prior to the execution of the Purchase Agreement, the Property was listed and marketed for sale at an average price of $56,959 per acre by Grubb & Ellis/Bissell Patrick, LLC (“Bissell Patrick LLC”).

     The Partnership is experiencing negative cash flow and does not generate any current income. The Partnership does not have any cash on hand and must borrow funds to pay ongoing expenses to own and operate the Partnership and the Property. If the Partnership continues to own the Property, the General Partner expects that the Partnership will face potential costs of approximately $100,000 annually to own, maintain, and operate the Property. The Partnership’s only sources of additional capital are from General Partner advances or other borrowings. The General Partner established the Line of Credit in the amount of $200,000 for the purpose of making advances to the Registrant to cover future operating expenses of the Partnership. As of December 31, 2004, the Partnership had $53,489 in outstanding advances from the General Partner under the Line of Credit. As of April 18, 2005, the Partnership had received $31,572 in additional outstanding advances in 2005 from the General Partner under the Line of Credit. By August 10, 2005 (the date of the proposed sale of the Property), the General Partner estimates that the Partnership will have $175,000 in outstanding advances from the General Partner under the Line of Credit. Prior advances from the General Partner to the Partnership totaling $64,307 were repaid in August 2004 from cash on hand.

DESCRIPTION OF THE TRANSACTION

Background and Reasons for the Transaction

     The Property was subdivided into Tracts 1A and 1D in July and August 1990 and both tracts were acquired by the Partnership in November 1990. Since that time, the Property has remained undeveloped in accordance with the original objectives of the Partnership set forth in the Partnership Agreement.

     As time passes, the costs and expenses to operate the Partnership and own and maintain the Property will gradually erode any built in equity that the Partnership has in the Property as well as any resulting future proceeds from the sale of the Property. Therefore, the General Partner determined that it is in the best interests of the Partnership and the Limited Partners to dispose of the Property, rather than continuing to hold the Property for future sale in light of these continuing costs and expenses and a lack of predictable long-term working capital. See “Information Concerning the Solicitation — Recommendation of General Partner”. As a result, the General Partner began seeking ways to dispose of the Property through a sale of the Property to a third party.

     The Property was previously listed with Bissell Patrick LLC from November 21, 2002 through November 30, 2003 and the listing was renewed from November 30, 2003 through December 31, 2004. Bissell Patrick LLC’s marketing and negotiation efforts from 2002-2004 included, among other things, placing four large for sale signs on various portions of the Property, listing the Property on a variety of real property Internet databases (including Real Index, Costar, Loopnet, and BissellPatrick.com), mass electronic mailing of marketing flyers to over 1,000 potential buyers, investors and real estate developers, mass electronic mailing to over 400 real estate brokers in the Charlotte/Mecklenburg area, conducting various meetings with prospective purchasers that expressed interest from the mailings, and cold calling prospective purchasers.

     Despite these prior sales efforts, Bissell Patrick LLC received only three offers to purchase the Property (or portions thereof) in 2003 and 2004. These offers were from American Asset Corporation (offer for 92 acres on September 11, 2003), Olson Corporation (offer for 10 acres on June 29, 2004), and Hospital Partners of America (offer for 10 acres on November 18, 2004). The 2004 offers comprised only a portion of the Property. None of these offers materialized into formal sale agreements and discussions ceased with these potential buyers.

     The General Partner has since re-engaged Bissell Patrick LLC to assist it in selling the Property pursuant to a disclosure and fee agreement for non-listed property sale dated February 22, 2005 (the “Listing Agreement”). Upon the proposed sale of the Property, the Listing Agreement provides that Bissell Patrick LLC is to receive six percent of the Purchase Price, or $124,800, as a one-time real estate brokerage commission (the “Listing Commission”). The term of the Listing Agreement is effective until February 15, 2006 and provides that if the Partnership sells the Property to the Purchaser within 90 days of the expiration of the term of the Listing Agreement, then the Partnership would still be required to pay the Listing Commission to Bissell Patrick LLC. The Listing Agreement contains other customary provisions for transactions of this type.

     Bissell Patrick LLC has indicated to the General Partner that several of the prospective purchasers for the Property have expressed concern with the usable acreage on the Property because of the large floodplain, wetlands, and rolling topographic features of the Property. Bissell Patrick LLC has also indicated to the General Partner that the York County, South Carolina Planning Staff (“Staff”) has previously communicated to residential real estate developers that the Staff would not permit rezoning of the Property from commercial to residential use.

     The Purchaser’s principal executive offices are located at 125 Scaleybark Road, Charlotte, North Carolina 28209. The telephone number is 704-561-5241. The general nature of the Purchaser’s business is the ownership and management of commercial real estate. The Purchaser is not related to the Partnership, the General Partner, or any of the respective employees or affiliates of the Partnership or General Partner, in any way. The Purchaser is, however, an affiliate of Bissell Patrick LLC. Negotiations surrounding the Purchase Agreement were conducted on an arm’s length basis.

General Terms of the Transaction

     Subject to the conditions set forth in the Purchase Agreement, the Purchaser will purchase all of the Property (consisting of both Tracts 1A and 1D) from the Partnership in its “as is” condition at closing of the Transaction (which is defined as the date and time of recording the special warranty deed to the Property). As consideration for purchase of the Property, the Purchaser shall pay to the Partnership the Purchase Price of $2,080,000, which shall include two separate earnest money deposits previously deposited (or to be deposited) in escrow by the Purchaser in the aggregate amount of $70,000. Thus, the balance of the Purchase Price at closing of the Transaction will be $2,010,000, which shall be paid in cash. The Partnership will receive no other consideration from the Transaction.

     Under the terms of the Purchase Agreement, the Purchaser shall be solely responsible for its own costs and expenses, including any and all costs associated with inspection of the Property, soil, environmental, and other tests and studies conducted by the Purchaser during the Inspection Period, costs with respect to any loan obtained by the Purchaser to acquire the Property, recording the special warranty deed to the Property, the preparation and recording of all instruments required to secure the balance of the Purchase Price unpaid at closing of the Transaction, and the preparation and delivery of a survey of the Property to the Partnership. The Partnership is responsible for preparation (but not recording) of the special warranty deed to the Property and all other documents necessary to perform its obligations as the seller of the Property under the terms of the Purchase Agreement, and for excise tax (revenue stamps) (if any) that are required by law. The Partnership will also be responsible for payment of the Listing Commission, all owner’s association assessments (of which there are none) and governmental assessments on the Property prior to closing of the Transaction, accounting fees and expenses, attorney’s fees and expenses (including costs associated with the preparation and filing of this proxy statement and other correspondence and documents with the Securities and Exchange Commission (“SEC”)), out of pocket costs, postage, printing and mailing costs, proxy costs, SEC filing charges (including de-listing costs), and costs payable to the Partnership’s transfer agent or others in connection with obtaining Limited Partner votes.

     In addition, the Partnership and Purchaser have agreed to pay the following items pro-rata and either adjust the items as between the Partnership and Purchaser or pay the same at closing of the Transaction: (a) ad valorem taxes on the Property shall be prorated on a calendar year basis through the date of closing of the Transaction; (b) ad valorem taxes on personal property for the entire year shall be paid by the Partnership unless the personal property (if any) is conveyed to the Purchaser, in which case, the personal property taxes shall be prorated on a calendar year basis through the date of closing of the transaction; (c) all late listing penalties, if any, shall be paid by Partnership; (d) rents, if any, for the Property shall be prorated through the date of closing of the Transaction; (e) owners’ association dues and other like charges (if any) shall be prorated through the date of closing of the Property. There are no owners’ association dues relating to the Property.

     On February 16, 2005, the Purchaser paid $20,000 as an earnest money deposit into an escrow account maintained by First American Title Company (“First American”) until the Transaction is closed, at which time it will be credited to the Purchaser or until the Purchase Agreement is otherwise terminated. In addition to the first earnest money deposit, the Purchaser will make a second earnest money deposit in the amount of $50,000 with First American upon completion of the inspection period, which is the 90-day period immediately following the date of the Purchase Agreement (the “Inspection Period”).

     During the Inspection Period, the Purchaser is permitted to inspect the Property to determine if it is suitable for Purchaser’s purposes with the Purchaser acting in its sole discretion. If the Purchaser determines the Property is not suitable, then the Purchaser may terminate the Purchase Agreement by giving the Partnership written notice of such termination on or before the end of the Inspection Period. Upon such termination, the Purchaser’s initial $20,000 earnest money deposit, together with interest thereon, shall be returned and the Purchase Agreement shall be null and void and of no further force or effect. If the Purchaser does not terminate the Purchase Agreement in writing prior to the end of the Inspection Period, the Purchaser is obligated to make the second earnest money deposit in the amount of $50,000.00 within three days after expiration of the Inspection Period. Should the Transaction close, both earnest money deposits (which will total $70,000) will be applied towards payment of the Purchase Price.

     In the event (i) the Purchase Agreement is not accepted; or (ii) any of the conditions hereto are not satisfied, then all earnest monies paid by the Purchaser shall be returned to the Purchaser. In the event that the Partnership breaches the terms of the Purchase Agreement, upon the Purchaser’s request, all earnest monies shall be returned to the Purchaser. In the event the offer is accepted and Purchaser breaches the Purchase Agreement, then all earnest monies shall be forfeited upon the Partnership’s request.

Representations and Warranties

     Under the terms of the Purchase Agreement, the Partnership represents and warrants to the Purchaser that (i) there are no pending or confirmed governmental special assessments for sidewalk, paving, water, sewer, or other improvements on or adjoining the Property, and no pending or confirmed owners’ association special assessments affecting the Property and (ii) to the best of the Partnership’s knowledge (such knowledge to be limited to the information disclosed in any Phase I Environmental Report (if any) ordered by the Purchaser), the Property is not now and has never been used as a garbage or refuse dump site, a landfill, a hazardous treatment storage or disposal facility, as hazardous is defined under the federal Resource Conservation and Recovery Act, the site of any unpermitted treatment of wastes, or the site of the burial, discharge, emission, leakage, or release of hazardous substances as defined under the federal Comprehensive Environmental Response, Compensation and Liability Act. Closing of the Transactions will constitute acceptance by the Purchaser of the Property in its then existing condition. The Partnership and the Purchaser may also make other representations and warranties as are typical for this type of transaction.

Covenants and Closing Conditions

     The Purchase Agreement contains a number of other conditions to closing of the Transaction. Such conditions include the following: (i) the Partnership must receive approval of the Transaction by the Majority Partnership Interests in accordance with the terms of Partnership Agreement and all applicable laws; (ii) there must be no restriction, easement, zoning or other governmental regulation that would prevent the reasonable use of the Property for commercial purposes (which shall be determined during Inspection Period); (iii) the Property must be in substantially the same or better condition at closing of the Transaction as on the date of the offer, reasonable wear and tear excepted; (iv) all deeds of trust, liens and other charges against the Property, not assumed by Purchaser, must be paid and satisfied by the Partnership prior to or at closing of the Transaction such that cancellation may be promptly obtained following closing. The Partnership is obligated to obtain any such cancellations following closing; and (v) title to the Property must be delivered at closing by special warranty deed unless otherwise stated herein, and must be fee simple marketable and insurable title, free of all encumbrances except for those matters objected to by Buyer during the Inspection Period.

     The Purchase Agreement may also contain other closing conditions and indemnity provisions as are typical for this type of transaction.

Closing

     The Partnership and the Purchaser have agreed to execute any and all documents and papers necessary in connection with closing and transfer of title to the Property on or before the later of (i) 90 days following completion of Inspection Period or (ii) ten days after the Partnership receives approval from a majority of the Limited Partners authorizing the sale of the Property.

Termination

     The Purchase Agreement may be terminated if (i) the conditions in the Purchase Agreement (as discussed above) are not satisfied; or (ii) the Purchaser determines that the Property is not suitable during the Inspection Period and delivers written notice of the same to the Partnership on or before the end of the Inspection Period. In the event that the Purchase Agreement is terminated, the Partnership shall have, as its sole remedies, the remedies available to it under the Purchase Agreement and applicable law. As of the date of this Proxy Statement, the General Partner has no reason to believe that the conditions precedent to the Transaction will not be fulfilled or that the Property will not be sold substantially in accordance with the terms and conditions of the Purchase Agreement.

Indemnification

     The Partnership shall furnish at closing of the Transaction an affidavit and indemnification agreement in a form that is satisfactory to the Purchaser showing that all labor and materials, if any, furnished to the Property within 120 days prior to the date of closing have been paid. The indemnification agreement will obligated the Partnership to indemnify the Purchaser against all loss from any cause or claim arising therefrom. In addition, the Purchaser is obligated to indemnify the Partnership from any loss of damage to persons or property as a result of the performance of tests and studies during the Inspection Period.

     The foregoing information describes only the material aspects of the Transaction. This description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Appendix A to this Proxy Statement and incorporated herein by reference. All Limited Partners are urged to carefully read the Purchase Agreement in its entirety.

FINANCIAL EFFECT OF THE TRANSACTION;
TAX CONSEQUENCES

     Set forth in Appendix B attached hereto is a table showing, since the inception of the Partnership in 1989 through 2004, tax gains and losses generated by the operations of the Partnership and cash distributions to the Partners over that period. This information has been provided previously to the Limited Partners and is included with this Proxy Statement for convenience of reference.

     The Partnership plans to sell the Property for $2,080,000 after obtaining the affirmative vote of the Majority Partnership Interests. The Partnership expects to net approximately $1,895,000 in proceeds from the sale of the Property, after paying estimated selling expenses and closing costs of $185,000. In addition, the Partnership will be required to pay rollback property taxes to York County, South Carolina upon the sale of the Property. The General Partner estimates such taxes will be approximately $203,000. The aggregate amount of General Partner advances under the Line of Credit outstanding at the time of sale of the Property, which advances are estimated by the General Partner to be approximately $175,000, will be paid or deducted from the sale proceeds. Therefore, cash proceeds available for distribution to the Partners upon sale of the Property are estimated by the General Partner to be approximately $1,517,000. The Partnership will apply the net proceeds from the sale of the Property to the payment of Partnership liabilities and expenses (including all outstanding advances under the Line of Credit from the General Partner). After the Partnership has satisfied all of its liabilities and expenses, the General Partner will liquidate the Partnership and distribute any remaining proceeds to the Partners in proportion to their Units.

     The Partnership expects to recognize a small amount of capital loss from the sale of the Property, depending on the actual amount of closing costs and selling expenses for the Transaction incurred at closing.

     Based on the Partnership’s current estimate of closing costs and selling expenses of $185,000, and estimated roll back property taxes and General Partner advances payable totaling $203,000 and $175,000, respectively, the General Partner anticipates the following tax consequences and cash distributions upon consummation of the proposed sale of the Property:

Estimated Cash Distribution (1)	$195.00
Estimated Ordinary Loss from Operations (1)	$40.00
Estimated Capital Loss from Sale and Partnership Dissolution (1)	$110.00

     (1) The foregoing tax consequences and cash distribution amounts are estimates only and apply for each $1,000.00 Class A limited partnership interest owned. Limited Partners are strongly encouraged to consult with their own tax advisors as to the income tax implications of the proposed sale of the Property and resulting liquidation of the Partnership. These estimates are subject to change and may not be the actual figures that will appear on each Limited Partner’s Schedule K-1. See “Financial Effect of the Transaction; Tax Consequences”, “Selected Financial Data” and “Schedule of Cumulative Investor Benefits” in the accompanying proxy statement.

     The Partnership does not pay income taxes on its taxable income or loss. Accordingly, any capital gain or capital loss that is recognized by the Partnership from the Transaction will be allocated to the Partners in accordance with the Partnership Agreement. Any taxable gain or loss generally will be allocated to the Partners in proportion to their Units.

     The Partnership will wind up its affairs and liquidate within a reasonable period of time following the consummation of the Transaction. After satisfying the Partnership’s liabilities and expenses or establishing reasonable reserves for the payment of future Partnership liabilities and expenses, the General Partner plans to distribute any remaining cash to the Partners. The Partners may recognize a taxable gain or loss on their receipt of any liquidating distribution from the Partnership.

     The Partners should consult with their own tax advisors as to the income tax implications of the Transaction and the liquidation of the Partnership. The General Partner is not in a position to advise the Limited Partners as to the effect of the sale of the Property on an individual Limited Partner’s federal, state, or local income tax liability, and each Limited Partner is encouraged to consult with its own income tax advisors to determine how the proposed Transaction will affect its income tax liability. The tax treatment of a Limited Partner may vary depending upon such Limited Partner’s particular situation. Certain Limited Partners (including tax-exempt organizations and other tax-exempt retirement plans) may be subject to special rules and may not obtain a tax benefit from their respective share of any losses generated from the Transaction.

RELATED PARTY INTERESTS;
ALLOCATION OF NET PROFITS AND NET LOSSES

     Pursuant to the Partnership Agreement, the General Partner is entitled to a 1% interest in the Net Profit (as defined in the Partnership Agreement) of the Partnership (other than that attributable to a sale of the Property or other capital transactions) and any Net Loss (as defined in the Partnership Agreement) of the Partnership shall be allowed to the General Partner in proportion to its respective capital account. Net Profit and Net Loss of the Partnership derived from the sale of all or any portion of the Property, or derived from the condemnation of all or any portion of the Property, or other similar capital transactions, shall be allocated in the following manner after all of the Partnership’s Net Profit and Net Loss recognized prior to the close of the fiscal year in which the sale or exchange or other disposition shall have taken place (other than gain recognized on such sale, exchange or other disposition) has been taken into account:

     (i) taxable gain shall be first allocated to the General Partner or those Limited Partners (including the Subordinated Limited Partner) with negative capital accounts, pro rata, according to their negative capital accounts, until all such capital accounts have been returned to zero;

     (ii) next, to the Limited Partners and the General Partner to the extent of and in proportion to the minimum amounts required to increase the balances of their respective capital accounts to the amount equal to the Net Proceeds From Sale distributed to each of them under Section 5.5(i) of the Partnership Agreement;

     (iii) next, to the Subordinated Limited Partner to the extent of the minimum amount required to increase the balance of its capital account to the amount of Net Proceeds From Sale distributed to it under Sections 5.5(iii) and (iv) of the Partnership Agreement;

     (iv) next, to the General Partner and to the Subordinated Limited Partner pro rata to the extent of and in proportion to the minimum amounts required to increase the balances of their capital accounts equal to the amounts referred to under Section 5.5(v) of the Partnership Agreement; and

     (v) the balance, if any, 75% to the Limited Partners and 25% to the General Partner; subject, however, to other conditions specified in the Partnership Agreement.

     Any Net Loss shall be allocated first to the Partners, pro rata, to the extent of and in proportion to the positive balances, if any, in their capital accounts and the balance 99% to the Limited Partners and 1% to the General Partner.

     In addition, the General Partner is entitled to receive certain fees specified in the Partnership Agreement upon the occurrence of certain events. However, neither the Transaction, nor the subsequent liquidation of the Partnership, will result in the payment of any fees to the General Partner.

     Except as described above, neither the General Partner, nor any employees, associates or affiliates of the General Partner, have any interest in the Transaction.

     Bailey Patrick, President of Bissell Patrick Real Estate Services, an entity that is affiliated with Bissell Patrick LLC (the listing agent for the Property under the Listing Agreement), is affiliated with the Purchaser by virtue of being a partner of the Purchaser. In addition, James E. Merrifield, the Managing Partner of Merrifield Partners, LLC, one of the Purchasers, was previously associated with the Crosland Company (“Crosland”). Crosland was the prior listing agent for the Property that also provided certain services to the Partnership.

     All capitalized terms contained in the foregoing section, and not otherwise defined herein, are defined in the Partnership Agreement.

SELECTED FINANCIAL DATA

     The following tables present selected financial data for the Company as of and for each of the years in the five-year period ended December 31, 2004. This information has been derived from the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the unaudited financial statements in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, and should be read in conjunction therewith and with the notes thereto. Historical results are not necessarily indicative of results to be expected for any future period. In the opinion of the Company’s management, all adjustments (which include normal recurring adjustments and those related to the adoption of any new accounting principles) necessary to arrive at a fair statement of interim results of operations have been included.

	Three Months Ended March 31,		Years Ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Total Operating Income	$38	128	$374	252	1,313	4,370,784	3,056
Net Loss	(26,572)	(42,936)	(316,055)	(42,714)	(32,133)	(520,749)	(54,121)
Distributions to Limited Partners	—	—	—	—	439	3,467,974	—
Net Loss Allocated to Class A Limited Partners	(26,569)	(42,931)	(316,015)	(42,709)	(32,129)	(520,684)	(54,115)
Net Loss Per Class A Limited Partnership Unit	(3.47)	(5.61)	(41.31)	(5.58)	(4.20)	(68.06)	(7.07)
Total Assets	1,711,355	1,971,889	1,711,327	1,971,761	2,008,978	2,041,174	6,494,010
Total Liabilities	88,094	48,937	61,494	5,873	376	—	464,113
Partners’ Capital	$1,623,261	1,922,952	$1,649,833	1,965,888	2,008,602	2,041,174	6,029,897

OTHER BUSINESS

     At the date of this Proxy Statement, the General Partner knows of no other business that may properly come before the Meeting. However, if any other matters properly come before the Meeting, the persons named in the enclosed form of Proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

PROPOSALS OF LIMITED PARTNERS

     The Partnership does not hold regular or annual meetings of Limited Partners. Proposals of Limited Partners that are intended to be presented at a future meeting must be received by the Partnership by a reasonable time prior to the Partnership’s printing and mailing of proxies relating to such future meeting. Limited Partner proposals must meet the requirements of Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and the Partnership Agreement, and there is no guarantee that any proposal will be presented at a meeting.

By the General Partner ISC Realty Corporation
By:
		Name:	J. Christopher Boone
		Title:	President

Dated: May ___, 2005 Charlotte, North Carolina

APPENDIX A

PURCHASE AGREEMENT
(for the Property)

OFFER TO PURCHASE AND CONTRACT

      Merrifield Partners, LLC and Patrick Family, LLC       , as Buyer, hereby offers to purchase and       Interstate Land Investors II       as Seller, upon acceptance of said offer, agrees to sell and convey, all of that plot, piece or parcel of land described below, together with all improvements located thereon and such fixtures and personal property as are listed below (collectively referred to as the “Property”) upon the following terms and conditions:

1. REAL PROPERTY: Located in the City of       Fort Mill       , County of       York       , State of ~~North~~ Carolina being known as and more particularly described as: Street Address:       Gold Hill Road       Zip            Legal Description:       #7180000146 & 7180000147 (see Exhibit A)       totaling approximately 48 acres            (☐ All ☐ A portion of the property in Deed Reference: Book           , Page No.           ,            County.)
NOTE: Prior to signing this Offer to Purchase and Contract, Buyer is advised to review Restrictive Covenants if any, which may limit the use of the Property, and to read the Declaration of Restrictive Covenants, By-Laws, Articles of Incorporation, Rules and Regulations and other governing documents of the owners’ association and/or the subdivision, if applicable.

~~2. FIXTURES: The following items, if any, are included in the purchase price free of liens: any built in appliances, light fixtures, ceiling fans, attached floor coverings, blinds, shades, drapery rods and curtain rods, brackets and all related hardware, window and door screens, storm windows, combination doors, awnings, antennas, satellite dishes and receivers, burglar/fire/smoke alarms, pool and spa equipment, solar energy systems, attached fireplace screens, gas logs, fireplace inserts, electric garage door openers with controls, outdoor plants and trees (other than in movable containers), basketball goals, storage sheds, mailboxes, wall and/or door mirrors, and any other items attached or affixed to the Property, EXCEPT the following items:~~

N/A

3. PERSONAL PROPERTY: The following personal property is included in the purchase price: N/A

4. PURCHASE PRICE: The purchase price is $2,080,000.00      and shall be paid as follows:

(a)	$ 20,000.00 EARNEST MONEY DEPOSIT with this offer by ☐ cash ☐ personal check ☐ bank check ☐ certified check ☐ other: within 5 days of contract acceptance to be deposited and held in escrow by First American Title Company (“Escrow Agent”) until the sale is closed, at which time it will be credited to Buyer or until this contract is otherwise terminated. In the event (1) this offer is not accepted; or (2) any of the conditions hereto are not satisfied, then all earnest monies shall be returned to Buyer. In the event of breach of this contract by Seller, upon Buyer’s request, all earnest monies shall be returned to Buyer, but such return shall not affect any other remedies available to Buyer for such breach. In the event this offer is accepted and Buyer breaches this contract, then all earnest monies shall be forfeited upon Seller’s request, but receipt of such forfeited earnest monies shall not affect any other remedies available to Seller for such breach.
NOTE: In the event of a dispute between Seller and Buyer over the return or forfeiture of earnest money held in escrow by a broker, the broker is required by state law to retain said earnest money in the broker’s trust or escrow account until a written release from the parties consenting to its disposition has been obtained or until disbursement is ordered by a court of competent jurisdiction.

(b)	$ 50,000.00 , ADDITIONAL EARNEST MONEY DEPOSIT to be paid to Escrow Agent after the inspection period, TIME BEING OF THE ESSENCE WITH REGARD TO SAID DATE.

(c)	$ n/a , BY ASSUMPTION of the unpaid principal balance and all obligations of Seller on the existing loan(s) secured by a deed of trust on the Property in accordance with the attached Loan Assumption Addendum.

(d)	$ n/a , BY SELLER FINANCING in accordance with the attached Seller Financing Addendum.

(e)	$2 ,010,000.00, BALANCE of the purchase price in cash at Closing

5. CONDITIONS: (State N/A in each blank that is not a condition to this contract.)

Buyer must be able to obtain a ☐ FHA ☐ VA (attach FHA/VA Financing Addendum) ☐ Conventional

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☐	Other: N/A loan at a ☐ Fixed Rate ☐ Adjustable Rate in the principal amount of _________________________________ (plus any financed VA Funding Fee or FHA MIP) for a term of ___ year(s), at an initial interest rate not to exceed __ % per annum, with mortgage loan discount points not to exceed ___% of the loan amount. Buyer shall apply for said loan within ______ days of the Effective Date of this contract. Buyer shall use Buyer’s best efforts to secure the lender’s customary loan commitment letter on or before _______ and to satisfy all terms and conditions of the loan commitment letter by Closing. After the above letter date, Seller may request in writing from Buyer a copy of the loan commitment letter. If Buyer fails to provide Seller a copy of the loan commitment letter or a written waiver of this loan condition within five days of receipt of Seller’s request, Seller may terminate this contract by written notice to Buyer at any time thereafter, provided Seller has not then received a copy of the letter or the waiver.

(b)	There must be no restriction, easement, zoning or other governmental regulation that would prevent the reasonable use of the Property for Commercial purposes. To be determined during Inspection Period. ~~purposes~~.

(c)	The Property must be in substantially the same or better condition at Closing as on the date of this offer (or as of the Option Termination Date if Alternative 2 of paragraph 13 applies), reasonable wear and tear excepted.

(d)	All deeds of trust, liens and other charges against the Property, not assumed by Buyer, must be paid and satisfied by Seller prior to or at Closing such that cancellation may be promptly obtained following Closing. Seller shall remain obligated to obtain any such cancellations following Closing.

(e)	Title must be delivered at Closing by SPECIAL WARRANTY DEED unless otherwise stated herein, and must be fee simple marketable and insurable title, free of all encumbrances except~~: ad valorem taxes for the current year (prorated through the date of Closing); utility easements and unviolated restrictive covenants that do not materially affect the value of the Property; and such other encumbrances as may be assumed or specifically approved by Buyer. The Property must have legal access to a public right of way.~~ for those matters objected to by Buyer during the Inspection Period.

6. SPECIAL ASSESSMENTS: Seller warrants that there are no pending or confirmed governmental special assessments for sidewalk, paving, water, sewer, or other improvements on or adjoining the Property, and no pending or confirmed owners’ association special assessments, except as follows:      None     .

(Insert “None” or the identification of such assessments, if any.) Seller shall pay all owners’ association assessments and all governmental assessments confirmed through the time of Closing, if any, and Buyer shall take title subject to all pending assessments, if any, unless otherwise agreed as follows: n/a

7. PRORATIONS AND ADJUSTMENTS: Unless otherwise provided, the following items shall be prorated and either adjusted between the parties or paid at Closing (a) Ad valorem taxes on real property shall be prorated on a calendar year basis through the date of Closing; (b) Ad valorem taxes on personal property for the entire year shall be paid by the Seller unless the personal property is conveyed to the Buyer, in which case, the personal property taxes shall be prorated on a calendar year basis through the date of Closing; (c) All late listing penalties, if any, shall be paid by Seller; (d) Rents, if any, for the Property shall be prorated through the date of Closing; (e) Owners’ association dues and other like charges shall be prorated through the date of Closing. Seller represents that the regular owners’ association dues, if any, are $      n/a      per ___.

8. CLOSING EXPENSES: Buyer shall be responsible for all costs with respect to any loan obtained by Buyer. Buyer shall pay for recording the deed and for preparation and recording of all instruments required to secure the balance of the purchase price unpaid at Closing. Seller shall pay for preparation of a deed and all other documents necessary to perform Seller’s obligations under this agreement, and for excise tax (revenue stamps) required by law. If Seller is to pay any of Buyer’s expenses associated with the purchase of the Property, the amount thereof shall be $      n/a      , including any FHA/VA lender and inspection costs that Buyer is not permitted to pay, but excluding any portion disapproved by Buyer’s lender.

~~9. FUEL: Buyer agrees to purchase from Seller the fuel, if any, situated in any tank on the Property at the prevailing rate with the cost of measurement thereof, if any, being paid by Seller.~~

~~10. EVIDENCE OF TITLE: Seller agrees to use his best efforts to deliver to Buyer as soon as reasonably possible after the Effective Date of this contract, copies of all title information in possession of or available to Seller, including but not limited to, title insurance policies, attorney’s opinions on title, surveys, covenants, deeds, notes and deeds of trust and easements relating to the Property. Seller authorizes (1) any attorney presently or previously representing Seller to release and disclose any title insurance policy in such attorney’s file to Buyer and both~~

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~~Buyer’s and Seller’s agents and attorneys; and (2) the Property’s title insurer or its agent to release and disclose all materials in the Property’s title insurer’s (or title insurer’s agent’s) file to Buyer and both Buyer’s and Seller’s agents and attorneys.~~

11. LABOR AND MATERIAL: Seller shall furnish at Closing an affidavit and indemnification agreement in form satisfactory to Buyer showing that all labor and materials, if any, furnished to the Property within 120 days prior to the date of Closing have been paid for and agreeing to indemnify Buyer against all loss from any cause or claim arising therefrom.

~~12. PROPERTY DISCLOSURE:~~

☐	~~Buyer has received a signed copy of the N.C. Residential Property Disclosure Statement prior to the signing of this Offer to Purchase and Contract.~~

☐	~~Buyer has NOT received a signed copy of the N.C. Residential Property Disclosure Statement prior to the signing of this Offer to Purchase and Contract and shall have the right to terminate or withdraw this contract without penalty prior to WHICHEVER OF THE FOLLOWING EVENTS OCCURS FIRST: (1) the end of the third calendar day following receipt of the Disclosure Statement; (2) the end of the third calendar day following the date the contract was made; or (3) Closing or occupancy by the Buyer in the case of a sale or exchange.~~

☐	~~Exempt from N.C. Residential Property Disclosure Statement because (SEE GUIDELINES) C~~  ___________

☐	~~The Property is residential and was built prior to 1978 (Attach Lead Based Paint or Lead Based Paint Hazards Disclosure Addendum.)~~

12. PROPERTY INSPECTION, APPRAISAL, INVESTIGATION (Choose ONLY ONE of the following Alternatives):

☐ ALTERNATIVE 1:
~~(a)~~ Property Inspection: Unless otherwise stated herein, Buyer shall have the option of inspecting. or obtaining at Buyer’s expense inspections, to determine the condition of the Property. Unless otherwise stated herein, it is a condition of this contract that (1) the built-in appliances, electrical system, plumbing system, heating and cooling systems, roof coverings (including flashing and gutters), doors and windows, exterior surfaces, structural components (including foundations, columns, chimneys, floors, walls, ceilings and roofs), porches and decks, fireplaces and flues, crawl space and attic ventilation systems (if any), water and sewer systems (public and private) shall be performing the function for which intended and shall not be in need of immediate repair, (ii) there shall be no unusual drainage conditions or evidence of excessive moisture adversely affecting the structure(s); and (iii) there shall be no friable asbestos or existing environmental contamination. Any inspections shall be completed and written notice of necessary repairs shall be given to Seller on or before _________________________. Seller shall provide written notice to Buyer of Seller’s response within ______ days of Buyer’s notice. Buyer is advised to have any inspections made prior to incurring expenses for Closing and in sufficient time to permit any required repairs to be completed by Closing.

(b) Wood-Destroying Insects: Unless otherwise stated herein, Buyer shall have the option of obtaining, at Buyer’s expense, a report from a licensed pest control operator on a standard form in accordance with the regulations of the North Carolina Structural Pest Control Committee, stating that as to all structures, except _________________, there was no visible evidence of wood destroying insects and containing no indication of visible damage therefrom. The report must be obtained in sufficient time so as to permit treatment, if any, and repairs, if any, to be completed prior to Closing. All treatment required shall be paid for by Seller and completed prior to Closing, unless otherwise agreed upon in writing by the parties. The Buyer is advised that the inspection report described in this paragraph may not always reveal either structural damage or damage caused by agents or organisms other than wood destroying insects. If new construction, Seller shall provide a standard warranty of termite soil treatment.

(c) Repairs: Pursuant to any inspections in (a) and/or (b) above, if any repairs are necessary, Seller shall have the option of completing them or refusing to complete them. If Seller elects not to complete the repairs, then Buyer shall have the option of accepting the Property in its present condition or terminating this contract, in which case all earnest monies shall be refunded. Unless otherwise stated herein, any items not covered by (a)(i), (a)(ii), (a)(iii) and (b) above are excluded from repair negotiations under this contract.

(d) Radon Inspection: Buyer shall have the option, at Buyer’s expense, to have the Property tested for radon on or before the date for completion of inspections as set forth in paragraph 13 (a) above. The test result shall be deemed satisfactory to Buyer if it indicates a radon level of less than _____________ pico curies per liter of air (as of January 1, 1997, EPA guidelines reflect an “acceptable” level as anything less than 4.0 pico curies per liter of air). If the test result exceeds the above-mentioned level, Seller shall have the option of: a) completing, necessary

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corrective measures to bring the radon level within the satisfactory range; or b) refusing to complete any corrective measures. Upon the completion of corrective measures, Buyer may have a radon test performed at Seller’s expense, and if the test result indicates a radon level at or below the level listed above, it shall be deemed satisfactory to the Buyer. If Seller elects not to complete necessary corrective measures, or if corrective measures are attempted but fail to bring the radon level within the satisfactory range, Buyer shall have the option of: a) accepting the Property with its then current radon level; or b) terminating the contract, in which case all earnest monies shall be refunded.

(e) Cost of Repair Contingency: Notwithstanding the above and as an additional remedy of Buyer, if a reasonable estimate of the total cost of repairs and/or corrective measures required by (a), (b) and (d) above equals or exceeds $ _______________________ , then Buyer shall have the option to terminate this contract and all earnest monies shall be returned to Buyer.

(f) Appraisal Contingency: The Property must appraise at a value equal to or exceeding the purchase price or, at the option of Buyer, this contract may be terminated and all earnest monies shall be refunded to Buyer. If this contract is not subject to a financing contingency requiring an appraisal, Buyer shall arrange to have the appraisal completed on or before _______________________. The cost of the appraisal shall be borne by Buyer.

(g) CLOSING SHALL CONSTITUTE ACCEPTANCE OF THE PROPERTY IN ITS THEN EXISTING CONDITION UNLESS PROVISION IS OTHERWISE MADE IN WRITING.

☐ ~~ALTERNATIVE 2: (This Alternative applies ONLY if Alternative 2 is checked AND Buyer has paid the Option Fee.)~~

(a) ~~Property Investigation with Option to Terminate: In consideration of the sum of $ ____________ (do not insert $0, N/A, or leave blank) paid by Buyer to Seller (not Escrow Agent) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged (the “Option Fee”), Buyer shall have the right to terminate this contract for any reason or no reason, whether related to the physical condition of the Property or otherwise, by delivering to Seller written notice of termination (the “Termination Notice”) by 5:00 p.m. on __________, ____, time being of the essence (the “Option Termination Date”). At any time prior to Closing, Buyer shall have the right to inspect the Property at Buyer’s expense. (Buyer is advised of have all inspections and appraisals of the Property, including but not limited to those matters set forth in Alternative 1, performed prior to the Option Termination Date).~~

(b) Exercise of Options: If Buyer delivers the Termination Notice prior to the Option Termination Date, time being of the essence, this contract shall become null and void and all earnest monies received in connection herewith shall be refunded to Buyer; however, the Option Fee will not be refunded and shall be retained by Seller. If Buyer fails to deliver the Termination Notice to Seller prior to the Option Termination Date, then Buyer will be deemed to have accepted the Property in its physical condition existing as of the Option Termination Date, excluding matters of survey. The Option Fee is not refundable, is not a part of any earnest monies, and will be credited to the purchase price at Closing.

(c) CLOSING SHALL CONSTITUTE ACCEPTANCE OF THE PROPERTY IN ITS THEN EXISTING CONDITION UNLESS PROVISION IS OTHERWISE MADE IN WRITING.

~~14. REASONABLE ACCESS: Seller will provide reasonable access to the Property (including working, existing utilities) through the earlier of Closing or possession by Buyer, to Buyer or Buyer’s representatives for the purposes of appraisal, inspection, and/or evaluation. Buyer may conduct a walk through inspection of the Property prior to Closing.~~

15. CLOSING: Closing shall be defined as the date and time of recording of the deed. All parties agree to execute any and all documents and papers necessary in connection with Closing and transfer of title on or before ________________, at a place designated by Buyer. The deed is to be made to      as directed      .

16. POSSESSION: Unless otherwise provided herein, possession shall be delivered at Closing. In the event possession is NOT to be delivered at Closing: ☐ a Buyer Possession Before Closing Agreement is attached. OR, ☐ a Seller Possession After Closing Agreement is attached.

17. OTHER PROVISIONS AND CONDITIONS: (ITEMIZE ALL ADDENDA TO THIS CONTRACT AND ATTACH HERETO.) See attached Addendum.

18. RISK OF LOSS: The risk of loss or damage by fire or other casualty prior to Closing shall be upon Seller. If the improvements on the Property are destroyed or materially damaged prior to Closing, Buyer may terminate this

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contract by written notice delivered to Seller or Seller’s agent and all deposits shall be returned to Buyer. In the event Buyer does NOT elect to terminate this contract, Buyer shall be entitled to receive, in addition to the Property, any of the Seller’s insurance proceeds payable on account of the damage or destruction applicable to the Property being purchased.

19. ASSIGNMENTS: This contract may not be assigned without the written consent of all parties, but if assigned by agreement, then this contract shall be binding on the assignee and his heirs and successors provided the Buyer shall not be released from its obligations set forth herein.

20. PARTIES: This contract shall be binding upon and shall inure to the benefit of the parties, i.e., Buyer and Seller and their heirs, successors and assigns. As used herein, words in the singular include the plural and the masculine includes the feminine and neuter genders, as appropriate.

~~21. SURVIVAL: If any provision herein contained which by its nature and effect is required to be observed, kept or performed after the Closing, it shall survive the Closing and remain binding upon and for the benefit of the parties hereto until fully observed, kept or performed.~~

22. ENTIRE AGREEMENT: This contract contains the entire agreement of the parties and there are no representations, inducements or other provisions other than those expressed herein. All changes, additions or deletions hereto must be in writing and signed by all parties. Nothing contained herein shall alter any agreement between a REALTOR® or broker and Seller or Buyer as contained in any listing agreement, buyer agency agreement, or any other agency agreement between them.

23. NOTICE AND EXECUTION: Any notice or communication to be given to a party herein may be given to the party or to such party’s agent. This offer shall become a binding contract (the “Effective Date”) when signed by both Buyer and Seller and such signing is communicated to the offering party. This contract is executed under seal in signed multiple originals, all of which together constitute one and the same instrument, with a signed original being retained by each party and each REALTOR® or broker hereto, and the parties adopt the word “SEAL” beside their signatures below.

Buyer acknowledges having made an on-site personal examination of the Property prior to the making of this offer.

THE NORTH CAROLINA ASSOCIATION OF REALTORS®, INC. AND THE NORTH CAROLINA BAR ASSOCIATION MAKE NO REPRESENTATION AS TO THE LEGAL VALIDITY OR ADEQUACY OF ANY PROVISION OF THIS FORM IN ANY SPECIFIC TRANSACTION. IF YOU DO NOT UNDERSTAND THIS FORM OR FEEL THAT IT DOES NOT PROVIDE FOR YOUR LEGAL NEEDS, YOU SHOULD CONSULT A NORTH CAROLINA REAL ESTATE ATTORNEY BEFORE YOU SIGN IT.

Date:	1/31/05		Date:	2/10/05

Buyer:	/s/ Merrifield Partners, LLC	(SEAL)	Seller:	/s/ Interstate Land Investors II	(SEAL)

	Merrifield Partners, LLC and			Interstate Land Investors II

Date:	2/2/05		Date:

Buyer:	/s/ Patrick Family, LLC	(SEAL)	Seller:		(SEAL)

Patrick Family, LLC

Escrow Agent acknowledges receipt of the earnest money and agrees to hold and disburse the same in accordance with the terms hereof.

Date	Firm:	First American Title Company

By:

(Signature)

Selling Agent/Firm/Phone

Acting as ☐ Buyer’s Agent ☐ Seller’s (sub) Agent ☐ Dual Agent
Listing Agent/Firm/Phone

Acting as ☐ Seller’s (sub)Agent ☐ Dual Agent

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ADDENDUM

1.	Inspection Period. Buyer shall have ninety (90) days following the date of execution hereof by the last party (the “Inspection Period”) to inspect the Property to determine if it is suitable for Buyer’s purposes with Buyer acting in its sole discretion. If Buyer determines the Property is not suitable, then Buyer may terminate this Contract by giving Seller written notice of such termination on or before the end of the Inspection Period. Upon such termination, Buyer’s Earnest Money together with interest, shall be returned and this contract shall be null and void and of no further force or effect. Buyer shall deposit Fifty Thousand And No/Hundreds Dollars ($50,000.00) as an additional non refundable earnest money deposit within three (3) days after the end of the Inspection Period provided Buyer has not terminated the Contract in writing prior to the end of the Inspection Period.

2.	Closing. All parties agree to execute any and all documents and papers necessary in connection with closing and transfer of title on or before the later of (1) ninety (90) days following completion of Inspection Period as herein set forth or (2) ten (10) days after the Seller receives approval from a majority of the Limited Partners authorizing the sale of the property.

3.	Survey. Buyer shall, prior to end of Inspection Period, obtain, note any objections and furnish to Seller a survey of the Property prepared by a South Carolina Registered Land Surveyor which surveyor shall certify to Buyer and Seller the acreage of the Property to the nearest 1/100th of an acre, excluding portions of the Property located within road rights-of-way.

4.	Hazardous Waste. To the best of Seller’s knowledge, such knowledge to be limited to the information disclosed in the Phase I Environmental Report dated ____________ and prepared by ____________ the Property is not now and has never been used as a garbage or refuse dump site, a landfill, a hazardous treatment storage or disposal facility, as hazardous is defined under the Resource Conservation and Recovery Act (“RCRA”), the site of any unpermitted treatment of wastes, or the site of the burial, discharge, emission, leakage, or release of hazardous substances as defined under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”).

5.	Entry. During the Inspection Period, as herein above set forth, Buyer, at Buyer’s expense shall have the right to conduct soil, environmental and other tests and studies on the Property and agrees to indemnify and save harmless Seller from any loss or damage to persons of property as a result of the performance of such tests or studies.

6.	Notices. All notices required or permitted hereunder shall be given to the parties by certified mail, return receipt requested, “hand delivery”, or by overnight commercial courier to the address shown below:

TO SELLER:	Mr. Chris Boone Capital Land Partners 1329 East Morehead Street Charlotte, NC 28204

TO BUYER:	Merrifield Partners, LLC 125 Scaleybark Road, Charlotte, NC 28209 Attention: Mr. James E. Merrifield

Said notice shall be deemed given in the case of certified mail or overnight courier on the date following the date the same were mailed or placed in the hands of such courier for delivery, and in the case of “hand delivery”, at the time of delivery to the address set forth above.

7.	Offer and Acceptance. This document shall constitute an offer by Buyer that shall be open for acceptance by Seller until 5:00 p m, North Carolina time, February 8, 2005. Seller shall accept by signing this contract and delivering an executed copy of same to Buyer.

8.	Seller’s obligations to sell the Property is contingent upon the approval of a majority of the Limited Partners (the “L.P.’s”) of the Seller. The Seller does not plan to solicit the vote of the L.P’s until after the end of the Buyer’s Inspection Period and the Buyer has deposited the additional Fifty Thousand dollar ($50,000.00) non-refundable Earnest Money Deposit. In the event the Seller is unable to obtain such approval within 120 days after the date that the Earnest Money Deposit has been paid following the end of the Inspection Period,

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Seller agrees to reimburse Buyer for its third party due diligence expenses up to a maximum of Twenty Thousand and No/Hundred Dollars ($20,000.00) and provide the Buyer a full refund of its Earnest Money Deposit plus additions thereto and any interest earned, if any, within ten (10) business days after the scheduled closing date.

9.	Notwithstanding anything contained in the contract to the contrary, all objections to matters of title survey, zoning or other matters related to the Property shall be made, if at all, during the inspection Period. The Earnest Money Deposit plus additions thereto shall be non-refundable after the expiration of the Inspection Period except in the event of a breach by Seller under the contract or in the event Seller fails to obtain partner consent as required in the addendum.

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APPENDIX B

Interstate Land Investors II Limited Partnership, a North Carolina Limited Partnership

For One Unit ($1,000) Investment

Schedule of Cumulative Investor Benefits

For Tax Years 1989-2004

Estimated Previous Tax Benefits through 12/31/04 (1) (2)	$50.00
Previous Cash Distributions through 12/31/04	453.00
Estimated Tax Benefit from Proposed Sale of the Property and Partnership Dissolution (1) (2)	30.00
Estimated Cash Distribution from Proposed Sale of the Property	195.00

Total Estimated Economic Benefit from Investment in Partnership	$728.00

ASSUMPTIONS:
(1)	Assumes all losses are utilized in the year reported.
(2)	Assumes the maximum federal income tax rate in effect.

INTERSTATE LAND INVESTORS
II LIMITED PARTNERSHIP

THIS PROXY IS SOLICITED ON BEHALF OF THE

GENERAL PARTNER AND MAY BE REVOKED PRIOR TO EXERCISE

     The undersigned, a Limited Partner of Interstate Land Investors II Limited Partnership, a North Carolina limited partnership (the “Partnership”), hereby appoints James A. Gray and J. Christopher Boone as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the units of limited partnership interest of the Partnership held of record by the undersigned on March 31, 2005 at the Special Meeting of Limited Partners to be held on June ___, 2005 or any adjournments thereof.

☐	VOTES FOR the Transaction, which constitutes the sale of substantially all of the assets of the Partnership in exchange for the Purchase Price of $2,080,000, and will result in the automatic dissolution of the Partnership.

☐	VOTES AGAINST the Transaction, which constitutes the sale of substantially all of the assets of the Partnership in exchange for the Purchase Price of $2,080,000, and will result in the automatic dissolution of the Partnership.

☐	ABSTAIN

     Please indicate your choice by checking one of the above. This Proxy, when properly executed, will be voted as directed. Failure to indicate a choice will be deemed by the General Partner as a Vote FOR the Transaction. The Proxies are authorized in their discretion to vote upon such other matters as may come before the meeting or any adjournment thereof.

INTERSTATE LAND INVESTORS
II LIMITED PARTNERSHIP

PROXY

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

When Units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Number of Units: ________	Signature:

Dated: ____________, 2005	By:

Name (Print):

Signature (if Shares Held Jointly):

By:

Name (Print):

By:

Name (Print):

☐ Please mark here if you intend to attend the Special Meeting of Limited Partners